SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):   May 31, 1996



                       ARVIDA/JMB PARTNERS, L.P.
                      --------------------------

      Delaware                0-16976                36-3507015
      --------               --------                ----------
      (State of             (Commission             (IRS Employer
    Organization)          File Number)          Identification No.)


          900 North Michigan Avenue, Chicago, Illinois  60611
         ----------------------------------------------------
     (Address of principal executive offices, including zip code)


  Registrant's telephone number, including area code:  (312) 915-1987
  -------------------------------------------------------------------


                                  N/A
     ------------------------------------------------------------
     (Former name or former address, if changed since past report)





                       ARVIDA/JMB PARTNERS, L.P.


ITEM 5.  OTHER EVENTS.   On June 19, 1996, Raleigh Capital Associates, L.P.
filed with the Securities and Exchange Commission an offer to purchase approximately 46% of the outstanding limited partnership interest ("Interests") in Arvida/JMB Partners, L.P. (the "Partnership"). In addition, an affiliate of Neil Bluhm, who is a director and officer of Arvida/JMB Managers, Inc., the general partner (the "General Partner") of the Partnership, has notified the Partnership that it intends to make an unsolicited tender offer for Interests. In connection with these matters the Partnership issued a press release on June 21, 1996, which is attached hereto as an exhibit and incorporated herein by reference.

Effective May 31, 1996, the board of directors of the General Partner was expanded to provide for six directors. Judd D. Malkin, Neil G. Bluhm, Burton E. Glazov, Stuart C. Nathan, A. Lee Sacks and John G. Schreiber were elected to the board of directors of the General Partner, and Gary Nickele resigned as director of the General Partner. The board of directors of the General Partner has established a special committee consisting of Messrs. Malkin, Glazov, Nathan, Sacks and Schreiber to deal with matters relating to tender offers for Interests in the Partnership.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibits:

     20.1  Press Release, dated June 21, 1996.

     99.1 Confidentiality Agreement, dated June 17, 1996, by and among Arvida/JMB Partners, L.P., Walton Street Real Estate Fund I, L.L.C. and Walton Street Capital, L.L.C.



                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ARVIDA/JMB PARTNERS, L.P.

                                       By: ARVIDA/JMB MANAGERS, INC.,
                                           its General Partner



                                                   GARY A. NICKELE
                                           By: Gary A. Nickele
                                                   Vice President


Date:  June 26, 1996





                             EXHIBIT INDEX

     Exhibit          Description                                 Page
     -------          ------------                                ----
     20.1             Press release, dated June 21, 1996.          5-6

     99.1             Confidentiality Agreement, dated
                      June 17, 1996, by and among
                      Arvida/JMB Partners, L.P.,
                      Walton Street Real Estate
                      Fund I, L.L.C. and
                      Walton Street Capital, L.L.C.

